Exhibit 10.4

UNITED STATIONERS INC.

2004 LONG-TERM INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

(Non-Employee Directors)

«F11» «F10»

«F5» «F6»

«F3», «F8»  «F9»

Dear «F11»:

This Restricted Stock Award Agreement (this “Agreement”), dated as September 1, 200_, (the “Award Date”), is by and between «F11» «F10» (the “Participant”), and United Stationers Inc., a Delaware corporation (the “Company”).  Any term capitalized but not defined in this Agreement will have the meaning set forth in the Company’s 2004 Long-Term Incentive Plan (the “Plan”).

In the exercise of its discretion to issue stock of the Company, the Committee has determined that the Participant should receive a restricted stock award, on the following terms and conditions:

1.                                       Grant.  The Company hereby grants to the Participant a Restricted Stock Award (the “Award”) of [Number] shares of Stock (the “Restricted Shares”).  The Award will be subject to the terms and conditions of the Plan and this Agreement.  The Award constitutes the right, subject to the terms and conditions of the Plan and this Agreement, to distribution of the Restricted Shares.

2.                                       Stock Certificates.  The Company will issue certificates for, or cause its transfer agent to maintain a book entry account reflecting the issuance of, the Restricted Shares in the Participant’s name.  The Secretary of the Company, or the Company’s transfer agent, will hold the certificates for the Restricted Shares, or cause such Restricted Shares to be maintained as restricted shares in a book entry account, until the Restricted Shares either vest or are forfeited.  Any certificates that are issued for Restricted Shares will bear a legend, and any book entry accounts that are maintained therefor will have an appropriate notation, in accordance with Section 6 hereof.  The Participant’s right to receive the Award hereunder is contingent upon the Participant’s execution and delivery to the Secretary of the Company of all stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the Restricted Shares in the event such Restricted Shares are forfeited hi whole or in part The Company, or its transfer agent, will distribute to the Participant (or, if applicable, the Participant’s designated beneficiary or other appropriate recipient in accordance with Section 5 hereof) certificates evidencing ownership of vested Restricted Shares as and when provided in Sections 4 and 5 hereof.

3.                                       Rights as Stockholder.  On and after the Award Date, and except to the extent provided in Section 9 hereof, the Participant will be entitled to all of the rights of a stockholder with respect to the Restricted Shares, including the right to vote the Restricted Shares, the right to receive dividends and other distributions payable with respect to the Restricted Shares, and the right to participate in any capital adjustment applicable to all holders of Stock; provided, however, that a distribution with respect to shares of Stock, other than any regular cash dividend, will be deposited with the Company and will be subject to the same restrictions as the Restricted Shares. If the Participant forfeits any rights he or she may have under this Award in accordance with Section 4 hereof, the Participant shall, on the day following the event of forfeiture, no longer have any rights as a stockholder with respect to any and all Restricted Shares not then vested and so forfeited, or any interest therein, and the Participant shall no longer be entitled to receive dividends on or vote any such Restricted Shares as of any record date occurring thereafter.

4.                                    Vesting; Effect of Date of Termination.  So long as the Participant’s Date of Termination has not yet occurred, the Participant’s Restricted Shares will vest in accordance with the following schedule:

Scheduled Vesting Date	Percentage of Restricted Shares To Vest
September 1, 20	33 1/3%
September 1, 20	33 1/3%
September 1, 20	33 1/3%

If the Participant’s Date of Termination occurs for any reason before any Scheduled Vesting Date, the Participant’s Restricted Shares that are not yet vested immediately prior to such Date of Termination will be forfeited on and after the Participant’s Date of Termination, subject to the following:

(a)                                  If the Participant’s Date of Termination occurs before a Scheduled Vesting Date by reason of the Participant’s death or Permanent and Total Disability (as defined below), a Pro Rata Portion of the then unvested Restricted Shares will become vested as of the Participant’s Date of Termination.  As used herein, the “Pro Rata Portion” of the then unvested Restricted Shares shall be determined by multiplying the number of unvested Restricted Shares immediately prior to the Participant’s Date of Termination by a fraction, the numerator of which shall be the number of whole months elapsed between the most recent Scheduled Vesting Date prior to the Date of Termination (or the Award Date, if no Scheduled Vesting Date has yet occurred) and the Date of Termination, and the denominator of which shall be the number of whole months between the most recent Scheduled Vesting Date prior to the Date of Termination (or the Award Date, if no

Scheduled Vesting Date has yet occurred) and the final Scheduled Vesting Date.

(b)                                 If the Participant’s Date of Termination occurs before a Scheduled Vesting Date as a result of the Participant having completed a term as a member of the Company’s Board and not being re-elected to a succeeding term (for whatever reason, including the Participant’s decision not to stand for re-election), and if on the Date of Termination the Participant is at least 60 years old and has served as a member of the Company’s Board for at least 6 years, then all of the Restricted Shares that were not yet vested as of the Date of Termination will become fully vested as of the Date of Termination.

(c)                                  If a Change of Control occurs after the Award Date and prior to the Participant’s Date of Termination, then all of the Restricted Shares that were not yet vested immediately prior to the Change of Control will then become fully vested as of the date of such Change of Control.

(d)                                 For purposes of this Agreement, the term “Permanent and Total Disability” means the Participant’s inability, due to illness, accident, injury, physical or mental incapacity or other disability, effectively to carry out his duties and obligations as a director of the Company or to participate effectively and actively as a director of the Company for 90 consecutive days or shorter periods aggregating at least 180 days (whether or not consecutive) during any twelve-month period.

Except as otherwise specifically provided, the Company will not have any further obligations to the Participant under this Agreement if the Participant’s Restricted Shares are forfeited as provided herein.

5.                                       Terms and Conditions of Distribution.  The Company, or its transfer agent, will distribute to the Participant certificates for any portion of the Restricted Shares which becomes vested in accordance with this Agreement as soon as practicable after the vesting thereof.  If the Participant dies before the Company has distributed certificates for any vested portion of the Restricted Shares, the Company will distribute certificates for that vested portion of the Restricted Shares and, to the extent provided under Section 4 hereof, the remaining balance of the Restricted Shares which become vested upon the Participant’s death to the beneficiary designated by the Participant on a form provided by the Company for this purpose.  If the Participant failed to designate a beneficiary, the Company will distribute certificates for such Restricted Shares in accordance with the Participant’s will or, if the Participant did not have a will, in accordance with the laws of descent and distribution,

The Participant may file a written election with the Internal Revenue Service, within 30 days of the Award Date, electing pursuant to Section 83(b) of the Code to be taxed currently on the Fair Market Value of the Restricted Shares as of the

Award Date.  The Participant acknowledges that it is his sole responsibility to timely file an election under Section 83(b) of the Code.  If the Participant makes such election, he shall promptly provide the Company with a copy.  If the Participant does not make an election to be taxed currently under Section 83(b), then at the time the Restricted Shares vest, the Participant will be obligated to recognize ordinary income in an amount equal to the Fair Market Value as of the date of vesting of the Restricted Shares then vesting.

The Company will not be required to make any distribution of any portion of the Restricted Shares under this Section 5 (i) before the first date that such portion of the Restricted Shares may be distributed to the Participant without penalty or forfeiture under federal or state laws or regulations governing short swing trading of securities, or (ii) at any other time when the Company or the Committee reasonably determines that such distribution or any subsequent sale of the Restricted Shares would not be in compliance with other applicable securities or other laws or regulations.  In determining whether a distribution would result in any such penalty, forfeiture or noncompliance, the Company and the Committee may rely upon information reasonably available to them or upon representations of the Participant or the Participant’s legal or personal representative.

6.                                       Legend on Stock Certificates.  If one or more certificates for all or any portion of the Restricted Shares are issued in the Participant’s name under this Agreement before such Restricted Shares become vested, the certificates shall bear the following legend, or any alternate legend that counsel to the Company believes is necessary or desirable, to facilitate compliance with applicable securities or other laws:

“The securities represented by this Certificate are subject to certain restrictions on transfer specified in the Restricted Stock Award Agreement dated as of [the Award Date] between the issuer (the “Company”) and the holder named on this Certificate, and the Company reserves the right to refuse the transfer of such securities, whether voluntary, involuntary or by operation of law, until such conditions have been fulfilled with respect to such transfer.  A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge.”

If any such Restricted Shares are not represented by certificate(s) prior to their vesting, but are instead maintained by the Company’s transfer agent in uncertificated form in a book entry account, the account shall bear an appropriate notation to the effect that the Restricted Shares included therein are subject to the restrictions of this Agreement.  Whether maintained hi certificated or uncertificated book entry form, the Company may instruct its transfer agent to impose stop transfer instructions with respect to any such unvested Restricted Shares.

The foregoing legend or notation and stop transfer instructions will be removed from the certificates evidencing or account maintained for all or any portion of the

Restricted Shares after the conditions set forth in Sections 4 and 5 hereof have been satisfied as to such Restricted Shares.

7.                                       Delivery of Certificates.  Despite the provisions of Sections 4 and 5 hereof, the Company is not required to issue or deliver any certificates for Restricted Shares if at any time the Company determines that the listing, registration or qualification of such Restricted Shares upon any securities exchange or under any law, the consent or approval of any governmental body or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of the Restricted Shares hereunder in compliance with all applicable laws and regulations, unless such listing, registration, qualification, consent, approval or other action has been effected or obtained, free of any conditions not acceptable to the Company.

8.                                       No Right to Continued Service.  Nothing herein confers upon the Participant any right to continue in the service of the Company or any Subsidiary.

9.                                       Nontransferabiliy.  Except as otherwise provided by the Committee or as provided in Section 5, and except with respect to vested shares, the Participant’s interests and rights in and under this Agreement may not be assigned, transferred, exchanged, pledged or otherwise encumbered other than as designated by the Participant by will or by the laws of descent and distribution.  Distribution of Restricted Shares will be made only to the Participant; or, if the Committee has been provided with evidence acceptable to it that the Participant is legally incompetent, the Participant’s personal representative; or, if the Participant is deceased, to the designated beneficiary or other appropriate recipient in accordance with Section 5 hereof.  The Committee may require personal receipts or endorsements of a Participant’s personal representative, designated beneficiary or alternate recipient provided for herein, and the Committee shall extend to those individuals the rights otherwise exercisable by the Participant with regard to any withholding tax election in accordance with Section 5 hereof.  Any effort to otherwise assign or transfer any Restricted Shares (before they are distributed) or any rights or interests therein or thereto under this Agreement will be wholly ineffective, and will be grounds for termination by the Committee of all rights and interests of the Participant and his or her beneficiary in and under this Agreement.

10.                                 Administration and Interpretation.  The Committee has the authority to control and manage the operation and administration of the Plan.  Any interpretations of the Plan by the Committee and any decisions made by it under the Plan are final and binding on the Participant and all other persons.

11.                                 Governing Law.  This Agreement and the rights and obligations hereunder shall be governed by and construed in accordance with the laws of the state of Delaware, without regard to principles of conflicts of law of Delaware or any other jurisdiction.

12.                                 Sole Agreement.  Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to all of the terms and conditions of the Plan (as the same may be amended in accordance with its terms), a copy of which may be obtained by the Participant from the office of the Secretary of the Company.  In addition, this Agreement and the Participant’s rights hereunder shall be subject to all interpretations, determinations, guidelines, rules and regulations adopted or made by the Committee from time to time pursuant to the Plan.  This Agreement is the entire agreement between the parties to it with respect to the subject matter hereof, and supersedes any and all prior oral and written discussions, commitments, undertakings, representations or agreements (including, without limitation, any terms of any employment offers, discussions or agreements between the parties),

13.                                 Binding Effect.  This Agreement will be binding upon and will inure to the benefit of the Company and the Participant and, as and to the extent provided herein and under the Plan, their respective heirs, executors, administrators, legal representatives, successors and assigns,

14.                                 Amendment and Waiver.  This Agreement may be amended in accordance with the provisions of the Plan, and may otherwise be amended by written agreement between the Company and the Participant without the consent of any other person.  No course of conduct or failure or delay in enforcing the provisions of this Agreement will affect the validity, binding effect or enforceability of this Agreement.

IN WITNESS WHEREOF, the Company has duly executed this Agreement as of the Award Date.

Very truly yours,

UNITED STATIONERS INC.

By:
Frederick B. Hegi, Jr.
Chairman of the Board